Corporate Office
225 Main Street
Box 8003
Menasha, WI 54952-8003
920-751-7777 FAX 920-751-7790

News Release

March 22, 2006
Contact: Mark Fleming, investor and corporate communications director

TWO NEW EXECUTIVES NOMINATED TO JOIN THE
BANTA CORPORATION BOARD OF DIRECTORS

MENASHA, WI … Banta Corporation (NYSE: BN) today announced that two executives have been nominated for election as new members of the Banta Corporation Board of Directors, joining eight others who are slated for re-election to the board at the corporation’s annual meeting of shareholders Apr. 25. The new nominees are Janel S. Haugarth, Senior Vice President, and President and Chief Operating Officer, Supply Chain Services of SUPERVALU INC., Minneapolis; and Pamela J. Moret, Executive Vice President, Strategic Planning, Marketing and Products of Thrivent Financial for Lutherans, Minneapolis.

        Banta Chairman, President and Chief Executive Officer Stephanie A. Streeter said, “I am very pleased that Janel and Pam have agreed to join the Banta Board of Directors. They bring us an ideal combination of executive management strengths and experiences that will prove invaluable as we work to advance and execute the corporation’s strategies. Janel’s extensive experience in leading the logistics and supply chain operations for one of the nation’s largest retail networks, as well as her experience in accounting and finance, will provide valuable business insight and counsel for both our Print and Supply-Chain Management sectors. Pam’s executive management experiences in product development, marketing, and corporate law and governance offer broad insight into critically important functions that have direct relevance across all of Banta’s businesses.”

        Haugarth, 50, is a 29-year veteran of SUPERVALU. Since early 2005 she has been Senior Vice President of SUPERVALU INC., and President and Chief Operating Officer of SUPERVALU’s Supply Chain Services. Beginning in 2000, Haugarth served as President of SUPERVALU’s Northern region, and in 2002 she assumed additional responsibility for the company's Northwest region. She previously was Corporate Vice President and Controller for the company's distribution operations.

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        Moret, 50, joined Thrivent Financial in 2002 and is now Executive Vice President of Strategic Planning, Marketing and Products.  In this capacity, she is responsible for all product development and management, advertising, marketing communications and market research.  She is also President and Trustee of Thrivent Mutual Funds and Thrivent Financial Securities Lending Trust, and President and Director of Thrivent Series Funds, Inc.  Prior to joining Thrivent Financial, she was Chief Executive Officer of IDS Life Insurance Co., a unit of American Express Financial Advisors, and Senior Vice President — Products for American Express Financial Advisors.  Before joining American Express, Moret was an attorney for the Minneapolis law firm of Leonard, Street and Deinard.

        Banta Corporation is a technology and market leader in printing and supply-chain management. Our integrated approach provides a comprehensive combination of printing and digital imaging solutions to leading publishers and direct marketers. We excel at helping customers find unique solutions to the complex challenges of getting their products and communications to market. We focus on five print markets: books, special-interest magazines, catalogs, direct marketing materials and literature management services. Banta’s global supply-chain management business provides a wide range of outsourcing capabilities to some of the world’s largest companies. Services range from materials sourcing, product configuration and customized kitting, to order fulfillment and global distribution.

        Shareholders should read the Company’s proxy statement for the annual meeting of shareholders to be held on April 25, 2006, when it is available because it will contain important information relevant to the election of directors. Investors can get a copy of the proxy statement, when it is available, and any other relevant documents filed by the Company, for free at the Securities and Exchange Commission’s web site, www.sec.gov. Investors may also request a copy of the proxy statement, when it is available, at no cost, by delivering a written request addressed to Banta Corporation, Attention: Secretary, P.O. Box 8003, Menasha, Wisconsin.

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        The Company and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the proposals to be considered at the 2006 annual meeting, including the election of directors. Information regarding the Company’s executive officers and directors is available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and its proxy statement dated March 15, 2005, filed with the Securities and Exchange Commission. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement for the 2006 annual meeting to be filed with the Securities and Exchange Commission.

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